                                                                Sub-Item 77Q1(e)

                                AMENDMENT NO. 23
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of December 14, 2011, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties agree to amend the Agreement to add a new portfolio - Invesco Premium Income Fund and to remove the following portfolios - Invesco Global Fund, Invesco Global Dividend Growth Securities Fund, Invesco Health Sciences Fund, Invesco Japan Fund, Invesco LIBOR Alpha Fund, Invesco Van Kampen Emerging Markets Fund, Invesco Van Kampen Global Equity Allocation Fund, Invesco Van Kampen Global Franchise Fund, Invesco Van Kampen International Advantage Fund, Invesco Van Kampen International Growth Fund and Invesco Van Kampen Global Tactical Allocation Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                       EFFECTIVE DATE OF ADVISORY AGREEMENT
------------------------------------------------   ------------------------------------
Invesco Balanced-Risk Allocation Fund                         May 29, 2009
Invesco Balanced-Risk Commodity Strategy Fund               November 29, 2010
Invesco China Fund                                           March 31, 2006
Invesco Commodities Strategy Fund                             June 16, 2010
Invesco Developing Markets Fund                             September 1, 2001
Invesco Emerging Market Local Currency Debt Fund              June 14, 2010
Invesco Emerging Markets Equity Fund                          May 31, 2011
Invesco Endeavor Fund                                       November 3, 2003
Invesco Global Advantage Fund                               February 12, 2010
Invesco Global Health Care Fund                             September 1, 2001
Invesco International Total Return Fund                      March 31, 2006
Invesco Pacific Growth Fund                                 February 12, 2010
Invesco Premium Income Fund                                 December 14, 2011
Invesco Small Companies Fund                                November 3, 2003

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                      INVESCO BALANCED-RISK ALLOCATION FUND

NET ASSETS                 ANNUAL RATE*
-----------------------     ------------
First $250 million.....        0.95%
Next  $250 million.....       0.925%
Next  $500 million.....        0.90%
Next  $1.5 billion.....       0.875%
Next  $2.5 billion.....        0.85%
Next  $2.5 billion.....       0.825%
Next  $2.5 billion.....        0.80%
Over  $10  billion.....       0.775%

* To the extent Invesco Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund I Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund I Ltd.

                  INVESCO BALANCED-RISK COMMODITY STRATEGY FUND

NET ASSETS                 ANNUAL RATE*
-----------------------    ------------
First $250 million.....       1.050%
Next  $250 million.....       1.025%
Next  $500 million.....       1.000%
Next  $1.5 billion.....       0.975%
Next  $2.5 billion.....       0.950%
Next  $2.5 billion.....       0.925%
Next  $2.5 billion.....       0.900%
Over  $10  billion.....       0.875%

* To the extent Invesco Balanced-Risk Commodity Strategy Fund invests its assets in Invesco Cayman Commodity Fund III Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Commodity Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Commodity Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund III Ltd.

                               INVESCO CHINA FUND
                         INVESCO DEVELOPING MARKETS FUND
                      INVESCO EMERGING MARKETS EQUITY FUND

NET ASSETS               ANNUAL RATE
----------------------   -----------
First $250 million....     0.935%
Next  $250 million....      0.91%
Next  $500 million....     0.885%
Next  $1.5 billion....      0.86%
Next  $2.5 billion....     0.835%
Next  $2.5 billion....      0.81%
Next  $2.5 billion....     0.785%
Over  $10  billion....      0.76%

                INVESCO EMERGING MARKET LOCAL CURRENCY DEBT FUND

NET ASSETS               ANNUAL RATE
----------------------   -----------
First $500 million....      0.75%
Next  $500 million....      0.70%
Next  $500 million....      0.67%
Over  $1.5 billion....      0.65%

                         INVESCO GLOBAL HEALTH CARE FUND

NET ASSETS                ANNUAL RATE
-----------------------   -----------
First $350 million.....      0.75%
Next  $350 million.....      0.65%
Next  $1.3 billion.....      0.55%
Next  $2   billion.....      0.45%
Next  $2   billion.....      0.40%
Next  $2   billion.....     0.375%
Over  $8   billion.....      0.35%

                     INVESCO INTERNATIONAL TOTAL RETURN FUND

NET ASSETS                ANNUAL RATE
-----------------------   -----------
First $250 million.....      0.65%
Next  $250 million.....      0.59%
Next  $500 million.....     0.565%
Next  $1.5 billion.....      0.54%
Next  $2.5 billion.....     0.515%
Next  $5   billion.....      0.49%
Over  $10  billion.....     0.465%

                              INVESCO ENDEAVOR FUND
                          INVESCO SMALL COMPANIES FUND

NET ASSETS                ANNUAL RATE
-----------------------   -----------
First $250 million.....     0.745%
Next  $250 million.....      0.73%
Next  $500 million.....     0.715%
Next  $1.5 billion.....      0.70%
Next  $2.5 billion.....     0.685%
Next  $2.5 billion.....      0.67%
Next  $2.5 billion.....     0.655%
Over  $10  billion.....      0.64%

                        INVESCO COMMODITIES STRATEGY FUND

NET ASSETS           ANNUAL RATE
------------------   -----------
All Assets........       0.50%**

* *To the extent Invesco Commodities Strategy Fund invests its assets in Invesco Cayman Commodity Fund II Ltd., a direct wholly-owned subsidiary of Invesco Commodities Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Commodities Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund II Ltd.

                          INVESCO GLOBAL ADVANTAGE FUND

NET ASSETS              ANNUAL RATE
---------------------   -----------
First $1.5 billion...      0.57%
Over  $1.5 billion...     0.545%

                           INVESCO PACIFIC GROWTH FUND

NET ASSETS              ANNUAL RATE
---------------------   -----------
First $1 billion.....     0.87%
Next  $1 billion.....     0.82%
Over  $2 billion.....     0.77%

                           INVESCO PREMIUM INCOME FUND

NET ASSETS               ANNUAL RATE
----------------------   -----------
First $500 million....     0.650%
Next  $500 million....     0.600%
Next  $500 million....     0.550%
Over  $1.5 billion....     0.540%

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                AIM INVESTMENT FUNDS
                                                (INVESCO INVESTMENT FUNDS)

Attest: /s/ Peter Davidson                  By: /s/ John M. Zerr
        ---------------------------------       ---------------------------------
            Assistant Secretary                     John M. Zerr
                                                    Senior Vice President

(SEAL)

                                                INVESCO ADVISERS, INC.

Attest: /s/ Peter Davidson                  By: /s/ John M. Zerr
        ---------------------------------       ---------------------------------
            Assistant Secretary                     John M. Zerr
                                                    Senior Vice President

(SEAL)